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Consent of Independent Auditors

	We consent to the incorporation by reference in the Registration Statements of Vertex Industries, Inc. (Form S-8 No. 333-58841; Form S-8 No. 333-02391; Form S-8 No. 333-00032; Form
S-8 No. 67055; Form S-8 No. 333-20229; and Form S-8 No. 333-
58843) of our report dated September 16, 1999, except for Note 1 as to which the date is September 27, 1999 and Note 3 as to which the date is January 10, 2000, on our audits of the financial statements and financial statement schedule of Vertex Industries, Inc. as of July 31, 1999 and 1998 and for the years then ended, which report is included in this Annual Report on Form 10K.

/s/Sax, Macy, Fromm & Co., PC
Sax, Macy, Fromm & Co., PC
Certified Public Accountants

Clifton, New Jersey
January 10, 2000